FINAL TRANSCRIPT

Thomson StreetEvents℠

Event Date/Time: May. 24. 2007 / 10:00AM ET

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© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

C O R P O R A T E   P A R T I C I P A N T S

Bob Higgins
Trans World Entertainment Corporation - Chairman, CEO

Jim Litwak
Trans World Entertainment Corporation - President, COO

John Sullivan
Trans World Entertainment Corporation - CFO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

SooAnn Roberts
Kaufman Brothers - Analyst

Ian Corydon
B. Riley & Co. - Analyst

Jim Schulman
Costa Brava - Analyst

Bryant Riley
Riley Investments - Analyst

Mitchell Sacks
Grand Slam - Analyst

Bobby Melnick
Terrier Partners - Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen, and welcome to the Trans World Entertainment first quarter 2007 results conference call. (OPERATOR INSTRUCTIONS). As a reminder, this conference call is being recorded. I would now like to introduce your host for today's call, Mr. Bob Higgins, Chairman, CEO. Mr. Higgins, you may begin your conference.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Good morning everyone. On the call with me today are Jim Litwak, our President and Chief Operating Officer, and John Sullivan, our Chief Financial Officer. Thank you for joining us today as we discuss our first quarter results. We will take questions following our comments.

Total sales in the first quarter decreased 1% to $286 million. Comp store sales decreased 10%. During the quarter our DVD electronics, accessories and boutique categories all experienced comp sales increases, while music continued to experience decline. Jim will now take you through sales highlights for the quarter.

Jim Litwak - Trans World Entertainment Corporation - President, COO

Good morning. As Bob mentioned, overall Q1 comp sales declined 10%. This was primarily driven by the continued erosion of the music category, which was down 21% on a comp basis. The major causes of this negative comp are twofold. First, the ongoing decline of physical CD products, and second the lack of new releases causing our top 50 to drop 32% on a comp basis for last year.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

The music category represented 44% of our business for the quarter, down from 52% last year.

DVD sales increased 6% on a comp basis despite a weakness in new releases. This lack of new releases caused top 50 to decline 16%. DVD now represents 38% of our business, up from 31% last year, which is a 23% increase in mix. Our strength in catalog continues to drive this business, as the studios recognize our ability to differentiate ourselves versus the competition through expanded assortments and depth of product.

Comparable store sales for electronics, accessories and boutique increased 11% on a combined basis and represent 11% of our business in the quarter compared to 9% last year, a 22% increase in mix. We continue to grow our portable electronics business, driven by MP3 players, headphones, mobile and all the great accessories you can put them in. Boutique, one of our merging businesses continued to improve during Q1, and we have set the stage for strong growth going forward.

Our most disappointing business in Q1 was games. As a category it declined 12% on a comp basis, and represented 7% of our business for the quarter, the same as last year. This is a category we plan on growing and should be further along in that growth. We expect to improve this performance throughout the remainder of the year.

Our gross margin rate for the quarter increased to 36.5% from 34.8% last year. The increase reflects increased margin in our core categories of music and movies, driven by a greater percentage of sales outside the top 50, what is our lowest margin ranked band. In music, this is the result of lesser quality releases year-over-year, whereas in DVD it is driven more by the growing catalog business.

Although the first quarter performance was weaker than we would like, we're focused on the long-term strategy of the Company. We're looking to strengthen the foundation to provide all things entertainment to our customer. We strengthened our product mix while adding new categories. We improved our front of store visually. We segmented our marketing, improved our selling culture, rebranded our stories as f.y.e., relaunch our e-commerce platform and added a digital experience.

In regards to our product mix, we have expanded space for DVD, electronics, accessories, boutique and games. With the exception of the Q1 decline in games, we saw each of the other businesses grow.

We have been testing a number of changes in one of our stores in the Albany market. Based on results, we are launching a 25 store test with a new prototype by the end of Q2. This prototype will encompass the entire store, showcasing all of our entertainment products.

We are transforming our Company's culture in regards to our commitment to our customer. Along with extensive associate training, we implemented detailed performance measures and reporting to track each store's progress related to that training. We have seen a 20% improvement in our customer service results since implementation.

By the end of Q2, with the exception of our Suncoast chain, we will be under one umbrella, f.y.e. Coupled with this, we have enlisted a branding company to relaunch f.y.e. to become the National Specialty Entertainment Store.

Lastly, we continue to invest in a digital initiative. Online our new website, f.y.e.com, carries PassAlong, our digital music service. In stores our mix and burn test has been in 30 stores for the last two months, and we are seeing promising, but still inconclusive results. So while Q1 clearly had disappointing results, the strategy is to continue to grow our businesses to absorb the decline in music.

John will now take you through the financial results for our first quarter.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

John Sullivan - Trans World Entertainment Corporation - CFO

Good morning. Our net loss for the quarter was $9.1 million, or $0.29 per share. Last year our loss before extraordinary gain was $8 million, or $0.26 per share. And our net loss after the extraordinary gain was $7.1 million, or $0.23 per share.

As Jim touched on, our gross margin rate for the quarter increased to 36.5%, up from 34.8% last year. SG&A expenses as a percentage of sales was 38.3% compared to 36.5% last year, an increase of 180 basis points. This is largely due to the costs associated with a greater store count, coupled with lower sales. Although our total sales decreased 1% from last year, we operated on average during the quarter 10% more stores.

Although we finished the quarter with 972 stores this year versus last year's 1,107, due to the Musicland acquisition at the end of the first quarter last year, our average store count was 982 this year versus 864 last year.

We were able to keep our field and home office costs at the same percentage of sales as we did last year.

EBITDA was a loss of $5.2 million, within $200,000 of last year's loss of $5 million. Our net interest expense was $1.4 million in the quarter versus $495,000 last year. That increase is due to increased borrowings on our line of credit. We ended the quarter with borrowings under the line of $55 million compared to $36 million last year.

Our quarter end inventory position was just under $495 million versus last year's $568 million. On a square foot basis that is $84 a foot versus $93 last year. Last year's $93 per square foot was driven by the initial inventory purchased in the Musicland acquisition. And our goal for inventory is to drive the per foot to below $84 by the end of Q2.

During the quarter we closed 20 stores, repositioned three stores, and did not open any new stores. We ended the quarter with 972 stores in operation and square feet totaling 5.9 million, versus last year's 1,107 stores and square feet totaling 6.1 million.

I will now turn it back to Bob to complete our comments.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

To say the least, we're not pleased with our results. While the numbers speak for themselves, we made progress on several initiatives. We have increased our DVD electronics, accessories and boutique businesses, and we will continue to grow these categories. The rebranding of our freestanding stores to f.y.e. for your entertainment remains on schedule and will be completed during the second quarter.

We are focused on our key initiatives in the months ahead, and remain committed to our goal of ensuring that f.y.e. is the preferred destination for all things entertainment.

I would now like to open the call for any questions.

Q U E S T I O N S   A N D   A N S W E R S

Operator

(OPERATOR INSTRUCTIONS). SooAnn Roberts, Kaufman Brothers.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

SooAnn Roberts - Kaufman Brothers - Analyst

I have a couple of questions. The first is are there any measures that you can take, or are looking to take, in terms of cutting some of the operating costs? Any areas that you're looking at to get some better operating leverage, particularly as you continue to face the declines in the CD market? For example, store closings or anything?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

As far as store closings, that is something we do on a regular basis and evaluate our stores. And if a store is not performing up to our expectations, we either try and work out a deal with the landlord where we would close it early or get rent concessions. If not, we close the store at the end of the lease term. John, you might want to add to the SG&A.

John Sullivan - Trans World Entertainment Corporation - CFO

Yes, there is no question the highest -- the unprofitable stores or underperforming stores, as Bob mentioned, run at a higher expense ratio. We're constantly looking at the overhead. We were able to keep that this quarter -- even on a 1% overall decline in revenue -- to keep that in line as part of the percentage of sales. We continue to look at expense opportunities, both in the home office, the stores, the end distribution. That is a constant focus. The key for us today is to really increase our sales productivity in the stores with these other categories.

SooAnn Roberts - Kaufman Brothers - Analyst

Speaking of increasing your sales productivity, you guys have talked for the past couple of quarters about these next gen kiosks that you're now putting into 25 stores. What are your plans beyond this 25? Do you have an internal target in mind for this year? Or if not, are there certain metrics that you guys are looking at that would make you be in a position to pull the trigger in terms of accelerating a rollout?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

We look at certain metrics that are going to make us decide whether to pull the trigger or not. And that is why we said the results are inconsistent. We are seeing certain stores that are doing exceptionally well with it, others that need to get more burns per week. And that is really the metric that we look at. So it is all based on making sure that we can get the model right in these 25 to 30 stores, and then make sure that we could scale it appropriately.

Jim Litwak - Trans World Entertainment Corporation - President, COO

Those stores will be done by the end of June, early July.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Are you talking the prototype stores?

Jim Litwak - Trans World Entertainment Corporation - President, COO

I am personally am talking --.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Or the mix and burn?

SooAnn Roberts - Kaufman Brothers - Analyst

The 25 to 30 stores, the next gen kiosks that you're putting in.

Jim Litwak - Trans World Entertainment Corporation - President, COO

Well next gen, that is mix and burn. That is based upon a certain number burns a week that we look at as our objective. And that is where we are seeing the results that are inconclusive. If we can get that to the level that we want then we could scale that out to the other stores.

SooAnn Roberts - Kaufman Brothers - Analyst

Can you give a little better color on -- if burns per week is your metric, what is the rate that you're seeing in what you consider to be successful or more successful stores, or at least what kind of difference you are seeing between the stores that you're satisfied with versus unsatisfied with?

Jim Litwak - Trans World Entertainment Corporation - President, COO

We're really looking at, and I don't want to give out what the exact number is in terms of what we use as a guide, but we want to have the stores increase where they are at right now by about 25 to 30% what they are burning currently.

SooAnn Roberts - Kaufman Brothers - Analyst

Okay.

Jim Litwak - Trans World Entertainment Corporation - President, COO

Also understand that there are some stores that are burning at that level right now. And what we are seeing is, is that actually the stores with the best customer experience and that really know how to relate to the consumer are the ones that are the most successful.

SooAnn Roberts - Kaufman Brothers - Analyst

Then just a couple of smaller questions. Who is the company that you have hired for your branding efforts?

Jim Litwak - Trans World Entertainment Corporation - President, COO

That is Full Contact.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

SooAnn Roberts - Kaufman Brothers - Analyst

And there was a relatively significant increase in your lines of credit drawing sequentially. What was the reason for having to draw on your credit lines and what was it used for?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Basically our leverage with our vendors was not quite to the level we wanted to see it on the payable side, so that is just something that we will work towards improving by the end of the second quarter.

SooAnn Roberts - Kaufman Brothers - Analyst

By the end of the second quarter. Okay, great. Thanks.

Operator

Ian Corydon, B. Riley & Co.

Ian Corydon - B. Riley & Co. - Analyst

To follow-up on the store closure questions, it looks like about 40% or more of the store base is up for lease renewal this year, which gives you the opportunity to take quite a bit of working capital out of those stores. Do you have a number in mind for store closures? And these lease renewals, are these kind of just spread out throughout the year, or are they concentrated at any one point?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

There's a few that come up during the year, but they mainly concentrated at year end, the end of January. And what we do on those is we will -- depend on the performance of the store -- we will do, as I touched on earlier, we will work with the landlords. And if it is a non-performing store that we cannot get the right rent consideration -- reduction on, we would close the store. But at this time you never know until the fourth quarter how that will pan out as far as the number of those that will be renewed at an acceptable rent level.

Ian Corydon - B. Riley & Co. - Analyst

So you make that decision after the holidays then?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

It could be during the holidays. It could be before the holidays. But it is in the November/December/January timeframe.

Ian Corydon - B. Riley & Co. - Analyst

What did you spend on rebranding in the first quarter, and what do you expect the expense to be in Q2?

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

John Sullivan - Trans World Entertainment Corporation - CFO

It really wasn't a large expense in the quarter. It was a couple hundred thousand, and I expect about the same thing in the second quarter.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

We will be spending a little bit more than that in the third and the fourth quarter, and then we will also be doing more advertising as we get into the fourth quarter on the brand.

Ian Corydon - B. Riley & Co. - Analyst

Last question is just on the video game category. Could you just give a little more detail on what you think happened to your sales there?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Sure. This was due to the lack of availability of new platform hardware and software. We have a very small market share on the game portion of the business, unlike where we are on DVD and music. And essentially the product that was available was given to the four major players. From our perspective, we have got to become more important in this category, and this is a problem we will fix.

Operator

[Jim Schulman, Costa Brava].

Jim Schulman - Costa Brava - Analyst

Back on the bank facility, can you just walk me through there as far as what the gross availability is, and then net availability after all loans and letters of credit? And also how you sit relative to tightness with your covenants?

John Sullivan - Trans World Entertainment Corporation - CFO

The line of credit is $150 million. The usage is at $55 million right now.

Jim Schulman - Costa Brava - Analyst

Does that include letters of credit?

John Sullivan - Trans World Entertainment Corporation - CFO

We currently don't have any letters of credit outstanding. We have full availability there. And there really aren't any covenants to speak of. It is an asset-based loan.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

Jim Schulman - Costa Brava - Analyst

There's no interest coverage or leverage coverage or anything like that?

John Sullivan - Trans World Entertainment Corporation - CFO

No.

Jim Schulman - Costa Brava - Analyst

Now you say you've got full availability. Does that mean you can borrow up to $150 million, or does that mean you've got like $60 million of available, and you've got -- in other words, after the loan borrowing, if you wanted to borrow everything else they would let you, how much more availability do you have?

John Sullivan - Trans World Entertainment Corporation - CFO

Probably up to $150 million today.

Jim Schulman - Costa Brava - Analyst

Your formula provides for $150 million?

John Sullivan - Trans World Entertainment Corporation - CFO

Right.

Operator

Bryant Riley, Riley Investments.

Bryant Riley - Riley Investments - Analyst

Most of my questions have been answered but, Bob, I just want to ask you a philosophical question. As shareholders when we got involved, obviously you fully diluted on 50%. So we are really -- we've got confidence in Bob Higgins to turn this around. And that has been our investment thesis.

But as you look through the proxy, it is ugly. If you look at the top five employees, their total comp, $4.7 million, $4 million without the pension. Directors, it is $1 million, $900,000 in compensation. Things like country clubs, jets. Things that were in there when we invested. I don't dispute that.

But as I look at it and go, times are tough. Shareholders have gotten hit. I guess I would ask you to comment on maybe a re-evaluation of when times are tough, how do you send a message to your shareholders, to your employees, that we get it. We are buckling down. Maybe even buy some stock. Even if it is just to show the confidence of the management team that you will turn this around. Maybe just comment on that.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

I will comment on the first thing about buying our stock. I don't plan to buy anymore. I think I have proven that I've got enough shares that I've got more to loose than anybody so --. As far as executives, I do encourage them to buy stock. But that is a decision they have to make on their own.

As far as of the other expenses, you know it is really -- as far as expenses, it is something that we look at on a constant basis. I realize that there is things about airplanes in there. I was on Southwest this week to Las Vegas and back. So I will just touch on that one.

So we're constantly looking at expenses. And there was, as you are well aware, no bonuses for executives this year. And never are, and there weren't any last year. But it is something we're constantly reviewing.

Bryant Riley - Riley Investments - Analyst

I guess I would just say that relative to the size of the Company now, it just feels out of whack. And I could certainly quantify that. As we kind of sit here and take a little bit of the pain with you, I think that just demonstrating that you understand that it is tough right now and that it is tight, and that we're all kind of taking this together, I think would be the right thing to do. So I would just convey that message.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

I think the other point is that I didn't take an increase in 2006, the negative 2006, and there was no increases to executives this year. They got a small amount of restricted stock.

Bryant Riley - Riley Investments - Analyst

I would just point to the total compensation as it relates to the executive team. I know you can go through and -- but I just --given the size of the Company, it is large.

Jim Litwak - Trans World Entertainment Corporation - President, COO

Your point is taken.

Operator

(OPERATOR INSTRUCTIONS). Mitchell Sacks, Grand Slam.

Mitchell Sacks - Grand Slam - Analyst

Just to echo what Bryant was saying in looking at the proxy, it does seem out of whack to us that you're using a corporate jet in a Company that has had negative to flat comps for six plus years. So we would echo what Bryant is saying there in terms of expenses.

I guess the other question I wanted to ask is, in the videogame category I heard you say in your new terms of your ability to secure titles and equipment -- and I know that in looking at your competitors they had double-digit plus comps. The game stuff I guess was up 15% in the quarter and you guys were down 12%. Do you feel that your store format actually lends itself to selling

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

that kind of product, or would you be better served by taking that square footage in your store and putting something else there?

Jim Litwak - Trans World Entertainment Corporation - President, COO

I think that our store format lends itself to all things entertainment. And what grounds my assessment in regards to that is that we've got many stores where the game business is doing quite well. It is really a secondary level of stores on a game perspective where we've got to get the business up and get more serious in terms of driving it. So I don't see that based upon what the customer is telling us in a good portion of our stores.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

There could be some stores that it is true that we might not sell games. And if there is one piece to the success, in addition to the first thing that Jim touched on, is the proper allocation of the hardware. And you will notice that GameStop stock drove their comps with their hardware allocation -- with their hardware -- is to have a gamer in the store. You've got to get your sales to a certain level per store to make sure you have coverage with a gamer in there all the hours you are open. So that is something that is important for us to do too.

Mitchell Sacks - Grand Slam - Analyst

Just as a consumer of video games, I would argue that your format actually is not conducive to selling, because people like myself who buy games, particularly need a concentrated sell. And when you go to a GameStop you're able to have somebody actually consult with you in terms and what you're looking at, whereas in your stores they are manned by clerks who typically don't have much info on it. How do you intend to overcome that?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

That is what we are seeing where we have stores that perform exceptionally well, it is because we have a dedicated gamer in that store.

Mitchell Sacks - Grand Slam - Analyst

Then of the 972 stores that you have currently open, how money of them actually comped positive in that first quarter?

John Sullivan - Trans World Entertainment Corporation - CFO

I don't have that at my fingertips.

Mitchell Sacks - Grand Slam - Analyst

It was 50%, 10%?

John Sullivan - Trans World Entertainment Corporation - CFO

I couldn't even tell you.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

Operator

(OPERATOR INSTRUCTIONS). Bobby Melnick, Terrier Partners.

Bobby Melnick - Terrier Partners - Analyst

In times past the Company has given some outlook, or some guidance, or some hurdle rate in terms of expectations. You have said that we expect to be plus or minus X comps in the second half, leading to results of such and such. Does the Company have any sort of outlook, budget expectation, forecast, however you want to phrase it, for the second half or for all of calendar 2007 -- fiscal 2008?

John Sullivan - Trans World Entertainment Corporation - CFO

On the last call we talked about how we're managing our business this year to a negative comp sales decrease in the mid single digits. and we expect to be slightly positive in earnings, which is similar to last year, by improving our operating margin through lowering expenses. I would stick by that at this time.

Bobby Melnick - Terrier Partners - Analyst

The Company was guiding towards -- I want to make sure I understand -- negative mid single digits -- mid single is 5 to 7 -- and targeting towards similar EPS, or a slight uptick in EPS for the full year? And the first quarter was down double what you had forecast. Does that said that suggest that the Company is -- the outlook is that you'll have comp store sales in the low -- negative low single digits at some point in the second half, or in the second, third, fourth quarter -- or positive in some of these quarters that would lead to these results?

Because clearly to the extent that you're looking for negative mid single digits, and you comp down 10, you're not -- you can't budget unless you dramatically eliminate expenses. You're not going to hit the EPS targets. That is just math.

John Sullivan - Trans World Entertainment Corporation - CFO

I think when you look at this quarter versus the fourth quarter, it does not have clearly anywhere near the impact that Q4 will have with even a negative mid single digit comp. So the performance and the EPS change with the minus 6 -- as you used for an example the minus 5 to 7 versus the minus 10 -- is not as dramatic in the first quarter. So we can clearly improve upon that as we go forward. So we're still comfortable with a positive earnings for the year.

Does that answer your question?

Bobby Melnick - Terrier Partners - Analyst

Yes, thank you.

Operator

I'm showing no questions at this time sir.

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F I N A L T R A N S C R I P T

May. 24. 2007 / 10:00AM, TWMC - Q1 2007 Trans World Entertainment Corp. Earnings Conference Call

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

I would like to thank everybody for their time today. And we look forward to talking to you at the end of the second quarter. Thank you.

Operator

Ladies and gentlemen, thank you for joining today's conference. You may all disconnect. And have a wonderful day.

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